PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION


                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           RJR NABISCO HOLDINGS CORP.

                               -------------------

                                 PROXY STATEMENT
                                       OF
                         HIGH RIVER LIMITED PARTNERSHIP

                               -------------------

To Our Fellow RJR Nabisco Stockholders:

                  This Proxy Statement and the accompanying BLUE proxy card are being furnished to stockholders ("Stockholders") of RJR Nabisco Holdings Corp. ("RJR Nabisco" or the "Company") in connection with the solicitation of proxies by High River Limited Partnership ("High River"), a Delaware limited partnership controlled by Carl C. Icahn, to be used at the 1999 Annual Meeting (the "Annual Meeting"), of Stockholders of RJR Nabisco which is scheduled to be held at 9:00 a.m. local time on Wednesday, May 12, 1999 at The M.C. Benton, Jr. Convention & Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina 27102, and at any adjournments, postponements or reschedules thereof. This Proxy Statement and the BLUE proxy card are first being furnished to Stockholders on or about April __, 1999.

                  At the Annual Meeting, High River will seek to elect to the Board of Directors of RJR Nabisco, Mr. Icahn and a slate of eight (8) other nominees named below under "Election of Directors". Each of the nominees (each a "Nominee" and, collectively, the "Nominees") have been selected by Mr. Icahn.

                  As you are probably aware, on March 9, 1999, RJR Nabisco announced that it was selling its international tobacco business and that it planned to spinoff its domestic tobacco business. We believe that it is in the best interest of all of the Stockholders for RJR Nabisco to immediately spinoff to Stockholders the remaining 80.5% of Nabisco Holdings Corp. ("Nabisco) held by RJR Nabisco as promptly as possible, rather than spinoff the domestic tobacco business. Moreover, we have received a report from the law firm of Stroock & Stroock & Lavan advising us that they believe that, based upon the current status of the law and what RJR Nabisco has disclosed in its litigation papers and filings with the Securities and Exchange Commission, the proposed spinoff of Nabisco would not constitute a fraudulent conveyance by RJR Nabisco with regard to any plaintiffs in the tobacco litigations or any other creditors of RJR Nabisco, and that current plaintiffs in the tobacco litigations in which RJR Nabisco is involved would not be able to make the showings required for injunctive relief to block the spinoff of Nabisco (see "Background of Solicitation -- Report of Stroock & Stroock & Lavan LLP"). Stroock & Stroock & Lavan has further advised Mr. Icahn

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and High River that,  based upon their report,  they are prepared to provide RJR
Nabisco and its current or future Board of Directors with a legal opinion, subject to the qualifications and the assumptions contained in such report, that a spinoff of Nabisco would not constitute a fraudulent conveyance by RJR Nabisco. ACCORDINGLY, WE ARE SOLICITING PROXIES IN FAVOR OF ELECTING A SLATE OF
DIRECTORS   COMMITTED  TO   EFFECTUATING   THE  PROMPT  SPINOFF  OF  NABISCO  TO
STOCKHOLDERS.

                  If elected, the Nominees are committed to effectuating the prompt spinoff of Nabisco to Stockholders. Obviously, upon their election, the Nominees will exercise their fiduciary duty under the Delaware General Corporation Law to the Stockholders and only take actions which they believe to be in the Stockholders' best interest. In this regard, it should be noted that, it is possible that, upon their election as directors, the Nominees could gain access to and receive additional information which could cause them, in the exercise of their fiduciary duty, to change their current view on the spinoff of Nabisco. At this time, however, the Nominees are not aware of, and RJR Nabisco has not released, any such information. Accordingly, the Nominees have no reason to believe that there is currently any impediment to a prompt spinoff of Nabisco.

                  Like RJR Nabisco's current proposal to spinoff the domestic tobacco business, our proposal to spinoff Nabisco does not require, and is not expected to be subject to, a prior vote by the Stockholders. Since RJR Nabisco's current proposal to spinoff the domestic tobacco business is not expected to be subject to a prior vote by Stockholders, a vote for the Nominees may provide you with your last opportunity to vote your desire to have your company spinoff Nabisco.

                  Mr. Icahn, High River and the other participants in this proxy solicitation have no interest in RJR Nabisco other than as stockholders. In calling for a spinoff of Nabisco, they have the same interests as other Stockholders, to increase the value of their investment in RJR Nabisco.

                  The Nominees believe that, among other things, the spinoff of Nabisco would make Nabisco a far more attractive company. In addition to their commitment to effectuate the spinoff of Nabisco to Stockholders promptly, once elected, the Nominees' stated objective for RJR Nabisco is to in consultation with representatives of the executive branch of government, plaintiffs' attorney groups, members of Congress and representatives of the other tobacco companies, seek to develop and implement an industry-wide legislative resolution of current and future tobacco litigation claims. The Nominees have no current plans to change the existing management or operations of Nabisco.

                  THE NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF RJR NABISCO CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE YOUR BLUE PROXY CARD FOR THE NOMINEES WHO ARE COMMITTED TO THE PROMPT SPINOFF OF NABISCO.

                  IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT

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CAN VOTE  SUCH  SHARES  AND ONLY  UPON  RECEIPT  OF YOUR  SPECIFIC  INSTRUCTIONS
ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE BLUE PROXY CARD AS SOON AS POSSIBLE.


                                    IMPORTANT

                  The election of the Nominees requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting. As a result, your vote is extremely important in deciding the future of the Company. We urge you to mark, sign, date and return the enclosed BLUE proxy card to vote FOR the election of the Nominees.

                  WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY RJR NABISCO. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED BLUE PROXY CARD IN THE ENCLOSED POSTAGE- PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES" BELOW.

                  Only holders of record of RJR Nabisco's voting securities as of the close of business on March 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. According to the proxy statement of RJR Nabisco filed with the Securities and Exchange Commission ("RJR Nabisco's Proxy Statement"), as of the Record Date, there were 325,287,748 shares of common stock, par value $.01 per share (the "Common Stock"), and 12,573,098 shares of ESOP Convertible Preferred Stock, par value $.01 per share and stated value of $16 per share ("ESOP Preferred Stock") outstanding . The Common Stock and the ESOP Preferred Stock vote as a single class on all matters properly brought before the Annual Meeting. Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock, and one-fifth (1/5) of a vote at the Annual Meeting for each share of ESOP Preferred Stock, of RJR Nabisco, held on the Record Date.

                  As  of  the  Record  Date,   High  River  and  its  affiliates
beneficially owned an aggregate of 25,725,700 shares of Common Stock, representing approximately 7.9% of the outstanding shares of Common Stock. High River and its affiliates intend to vote such shares FOR the election of the Nominees.

                  VOTE FOR THE NOMINEES BY RETURNING YOUR COMPLETED BLUE PROXY TODAY.

                      BACKGROUND OF THE PROXY SOLICITATION

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                  In  opposition  to the current board of directors of RJR, High
River is seeking to solicit the proxies of Stockholders to be used to elect the Nominees as Directors of RJR Nabisco at the 1999 Annual Meeting. The Nominees, if elected, intend to effectuate a prompt spinoff of Nabisco from RJR Nabisco. Although in preliminary proxy material previously filed by High River with the Securities and Exchange Commission, it was stated that the Nominees were also committed to having R.J. Reynolds Tobacco Company retain the proceeds from the pending sale of the international tobacco business for general corporate purposes and not to prepay existing debt not required to be prepaid, RJR Nabisco has recently commenced a tender offer for much of its currently outstanding indebtedness. Accordingly, by the time the Nominees are elected, much of RJR Nabisco's indebtedness will already have been prepaid. Thus, the Nominees have and will continue to focus their attention on the proposed spinoff of Nabisco. The Nominees have no current plans to change the existing management or operations of Nabisco. Each of the Nominees has consented, if so elected, to serve as a director and are fully committed, if elected, to take such action as they deem advisable and in the best interest of the Stockholders and which they believe will maximize Stockholder values and improve RJR Nabisco's future viability and growth.

Participants in Solicitation of Proxies

                  In addition to the Nominees: Messrs: Becker, First, Fleigel, Glass, Hirsch, Icahn, Mitchell, Pardo and Wasserman, the participants (the
"Participants") in the solicitation of proxies are High River, Riverdale LLC (ARiverdale@), Barberry Corp. (ABarberry@), Meadow Walk Limited Partnership (AMeadow Walk@), American Real Estate Holdings, L.P. (AAREH@), American Real Estate Partners, L.P. (AAREP@), American Property Investors (AAPI@), Beckton Corp. (ABeckton@), and Icahn & Co., Inc. (AIcahn & Co.@), all of which entities are affiliates of Mr. Icahn.

                  High River is a Delaware limited partnership, principally engaged in the business of investing in securities. High River's general partner is Riverdale LLC, a New York limited liability company. Riverdale is primarily engaged in the business of acting as a general partner of High River. Through their direct or indirect ownership by Mr. Icahn, the following entities which also own shares of Common Stock may also be deemed to be affiliates of High
River: (i) Meadow Walk, a Delaware limited partnership, which is primarily engaged in the business of investing in securities; (ii) Barberry, a Delaware corporation, which is primarily engaged in the business of investing in securities and acting as general partner of Meadow Walk; (iii) AREP, a Delaware limited partnership, which is primarily engaged in the business of acquiring and managing real estate through AREH, a Delaware limited partnership, its operating subsidiary; (iv) AREH, which is primarily engaged in the business of acquiring and managing real estate; (v)API, a Delaware corporation, which is primarily engaged in the business of acting as general partner of AREP, AREH and other limited partnership(s); and (vi) Beckton, a Delaware corporation, which is primarily engaged in the business of holding the outstanding securities of API . The principal business address of each of High River, Riverdale, Meadow Walk, Barberry, AREP, AREH, API and Beckton is 100 South Bedford Road, Mount Kisco, New York 10549.


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                  Mr.  Icahn's  present  principal  occupation  is  acting  as a
Director of Starfire Holding Corporation, a Delaware corporation ("Starfire"), and as the Chairman of the Board and Director of various of Starfire's subsidiaries. Mr. Icahn's principal business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153. Through his control of High River and its affiliates, Carl C. Icahn may be deemed to be the largest individual holder of the Common Stock of RJR Nabisco. During the past four years, Mr. Icahn has been a strong proponent of the prompt spinoff of Nabisco from RJR Nabisco to its Stockholders. None of Mr. Icahn, High River or their affiliates have any connection to the tobacco industry other than as shareholders of RJR Nabisco.

                  High River is the direct beneficial owner of 18,020,800 shares of Common Stock. Riverdale is the indirect beneficial owner of 18,020,800 shares of Common Stock. Barberry is the indirect beneficial owner of 1,256,700 shares of Common Stock. Meadow Walk is the direct beneficial owner 1,256,700 shares of Common Stock. AREH is the direct beneficial owner of 6,448,200 shares of Common Stock. Each of AREP, API and Beckton are indirect beneficial owners of 6,448,200 shares of Common Stock.

                  Riverdale, the general partner of High River, is over 99 percent owned by Mr. Icahn. Barberry, the sole general partner of Meadow Walk, is wholly owned by Mr. Icahn. API, the general partner of both AREH and AREP, is wholly owned by Beckton, which is wholly owned by Mr. Icahn. As such, Mr. Icahn may be deemed to be the indirect beneficial owner of 25,725,700 Shares, which represents approximately 7.9% of outstanding Shares.

                  The purchase of the 25,725,700 shares of Common Stock was made with working capital of High River, Mr. Icahn and their affiliates and pursuant to margin accounts in the regular course of business. The amount of funds held in margin accounts containing Common Stock, as of April 8, 1999, was $155,142,949.

                  All transactions in the securities of RJR Nabisco effected within the past 2 years by High River and its affiliates are contained in Appendix I attached hereto.


Report of Stroock & Stroock & Lavan LLP

                  On April 9, 1999, High River received a report, which it had commissioned, from the law firm of Stroock & Stroock & Lavan LLP entitled "The Nabisco Spinoff: Civil Liability and the Tobacco Industry." A copy of this report was filed with the Securities and Exchange Commission on April 12, 1999 and therefore is publicly available. Other than this report, neither High River nor Mr. Icahn has obtained any other reports regarding the proposed spinoff of Nabisco. While the report has been referred to in previous filings as a legal opinion, it is in fact a detailed legal analysis and not a legal opinion. Stroock & Stroock & Lavan were retained by High River to prepare the report in February 1999. Prior to that time, Stroock & Stroock & Lavan had not represented Mr. Icahn, High River or any of their affiliates.


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         The report  analyzed the  possibility  that creditors of R.J.  Reynolds
Tobacco Company ("Reynolds"), a wholly-owned subsidiary of RJR Nabisco, Inc., which is wholly owned by RJR Nabisco, could enjoin RJR Nabisco from spinning off its interest in Nabisco. As part of this analysis, the report examined a closely related issue, whether plaintiffs in tobacco litigations could impose upon RJR Nabisco the tobacco liabilities of Reynolds.

         The report stated that in order to obtain an injunction to prevent a spinoff of Nabisco, a plaintiff would have to demonstrate that there would be "irreparable harm" to the plaintiff if Nabisco were spun off. In order to prove irreparable harm, the plaintiff would have to prove that RJR Nabisco would be rendered insolvent by the spinoff of Nabisco. The report concludes that even if claims brought over the next 25 years succeed at the high end of Stroock's estimates, there would still be over $200 billion in profit to satisfy individual claims, and that thus, any allegation of insolvency and thereby "irreparable harm" would fail. The report further states that even if tobacco plaintiffs could convince a court of the insolvency argument, they still must prove that the spinoff of Nabisco is a fraudulent conveyance. The report concludes that spinning off Nabisco would not constitute a fraudulent conveyance because: (i) RJR Nabisco is not liable as a tobacco tortfeasor for tobacco-related claims; (ii) there is no basis to pierce the corporate veil between Reynolds and RJR Nabisco; and (iii) Reynolds was not insolvent in the past when it up-streamed capital. Thus, the report concluded that an injunction preventing the spinoff of Nabisco would not be granted.

                  Of course, there can be no assurances that, despite the view expressed in the Stroock report, tobacco plaintiffs would not be successful in obtaining an injunction against the spinoff of Nabisco or that such a spinoff could be deemed to constitute a fraudulent conveyance. However, Stroock & Stroock & Lavan has advised Mr. Icahn and High River that it is prepared to provide RJR Nabisco and its current or future Board with a legal opinion regarding the conclusions contained in the above referenced report. Such opinion is expected to be based upon the report in its entirety, including the qualification and assumptions contained therein. In the event that the Nominees are elected, RJR Nabisco would be expected to bear to cost of the preparation of such opinion. High River intends to request to be reimbursed for the costs and expenses previously incurred by it (approximately $650,000) in connection with the preparation of Stroock's report in the event that the Nominees are elected or if Stroock & Stroock & Lavan otherwise provides the opinion to RJR Nabisco's Board.


Analysis of Nabisco Spinoff

         Neither High River nor Mr. Icahn has prepared or engaged anyone to prepare a pro forma financial analysis of RJR Nabisco providing for the spinoff of Nabisco. Rather, High River and Mr. Icahn have relied on (i) their perception that removing the taint of the tobacco litigation from Nabisco will cause the value of Nabisco to be increased, and (ii) the mathematical calculations set forth below.

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Of course,  there can be no  assurances  that such  perception is correct or how
Nabisco will be valued upon being spun off.

         High River and Mr. Icahn have calculated the RJR Nabisco share of Nabisco's market capitalization at approximately $28 per Share by multiplying the market capitalization for Nabisco (approximately $11.3 billion) by RJR Nabisco Holdings Corp.'s interest (80.5%) and dividing that number
(approximately 9.1 billion) by the number of outstanding shares of RJR (325,018,348 as listed on RJR's Form 10-K for the year ended 12/31/98). High River believes its perception regarding the taint of the tobacco litigation is correct since Shares are currently trading at approximately $25-26 per share and the $28 per share value stated above only refers to the value of Nabisco and does not include the value of the domestic tobacco business.


Past Involvement in Solicitations

                  In December, 1995, the Brooke Group, Ltd., a Delaware corporation ("Brooke"), commenced a solicitation of written consents to adopt advisory, non-binding resolutions, without a stockholders' meeting, to (i) spinoff Nabisco, and (ii) to amend the bylaws of RJR Nabisco to restore certain provisions of the bylaws which had previously been amended. In October, 1995, High River (which owned 8,013,000 Shares at the time) entered into an agreement ("Brooke Agreement") with Brooke pursuant to which High River agreed to grant a written consent with regard to such proposals, and a proxy with respect to all of its shares in the event that the Brooke sought to replace the incumbent board at the 1996 annual meeting of shareholders with a slate committed to effecting a spinoff of Nabisco. Both resolutions were approved by the stockholders of RJR Nabisco but neither was implemented by RJR Nabisco.

                  In March, 1996, Brooke commenced a proxy solicitation in order to elect a slate of its nominees to the board of directors of RJR Nabisco who were committed to the spinoff of Nabisco. In accordance with the High River Agreement, High River and its affiliates had agreed to vote all Shares held by them for the Brooke's nominees. Brooke's nominees were not elected.

                  In November 1996, as was required by the bylaws of RJR Nabisco which were in effect at that time, Icahn & Co., which is an affiliate of Mr. Icahn and High River, delivered a letter to RJR Nabisco stating that it intended to appear at the 1997 annual meeting for the purpose of proposing a slate of nominees for election as directors of RJR Nabisco. In later proxy soliciting materials, Mr. Icahn stated that the nominees' platform would advocate (i) the prompt spinoff of Nabisco, (ii) working toward a global settlement of tobacco litigation claims, and (iii) raising the annual dividend to $2.00 and maintaining such dividend even after Nabisco was spun off. While the Nominees, as stated above, intend to pursue a global settlement of tobacco litigation claims, they have not taken a position with regard to the payment of dividends, as they intend to make a determination with regard to such matter upon being elected. In February, 1997, Mr. Icahn and High River filed Amendment No. 4 to their Schedule 13D announcing that they were not going to engage in a proxy

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solicitation  and  that  they  had  sold  all  Shares  held by them due to their dissatisfaction with the management of RJR Nabisco.



                              ELECTION OF DIRECTORS

                  According to RJR Nabisco's proxy statement in connection with the 1999 Annual Meeting, RJR Nabisco currently has nine (9) Directors, all of whose terms will expire at the Annual Meeting. High River proposes that RJR Nabisco Stockholders elect the Nominees, to be the annual Meeting nominated at by Icahn & Co., an affiliate of High River, as the Directors of RJR Nabisco at the Annual Meeting. Each Nominee, if elected, would hold office until the 2000 Annual Meeting of Stockholders and until a successor has been elected and qualified. Although High River does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such occurrence, proxies may be voted for a substitute designated by High River.

                  Background information about the Nominees is set forth below. See Appendix I for additional information about the Nominees, including their ownership, purchase and sale of securities issued by RJR Nabisco.

JEROME M. BECKER, age 63, has been self employed as an attorney since 1995. Prior to 1995, Mr. Becker was employed as an attorney by the law firm of Davidoff & Malito, where he was of counsel from 1981 through 1995.

HAROLD FIRST, age 62, has been self employed for the past five years as a Financial Consultant. Mr. First currently serves as a Director of Cadus Pharmaceutical Corporation, Philip Services Corporation, PANACO Inc. and Tel-Save.com, Inc.

SEYMOUR FLIEGEL, age 67, has been employed since January 1989 at the Manhattan Institute, Center for Educational Innovation, where he has served as Senior Fellow since January 1989 and President since January 1999. Since July 1989, Mr. Fliegel has been the President of Sy Fliegel Associates, an educational consulting business. Mr. Fliegel has had extensive experience in the educational sector, where he has served as an Adjunct Professor at Hunter College as well as a teacher, assistant principal, principal, deputy superintendent and superintendent in the New York City public school system.

RUSSELL D. GLASS, age 36, has served as President and Chief Investment Officer of Icahn Associates Corp., a diversified investment company, since April 1998. Mr. Glass has served as Vice Chairman and Director of Lowestfare.com since August 1998 and Vice Chairman of Global Discount Travel since May 1998. Previously, Mr. Glass had been a Partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. Mr. Glass currently serves as a Director of Automated Travel Systems, Inc., a software development firm; Cadus Pharmaceutical Corporation, a genetic

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pharmaceutical research company; National Energy Group, Inc., an oil & gas exploration and production company; Delicious Brands, Inc., a food products company; and the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. degree in Economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

MARTIN HIRSCH, age 43, has been Vice President of American Real Estate Partners, L.P., since 1991. Mr. Hirsch currently serves as Director of National Energy Group, Inc., an oil & gas exploration and production company and Stratosphere Corporation.

CARL C. ICAHN, age 63, has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various of Starfire's subsidiaries, including ACF Industries, Incorporated, a privately-held railroad freight and tank car leasing, sales and manufacturing company, since 1984 and ACF Industries Holdings Corp., a privately-held holding company for ACF, since August 1993. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. In 1979, Mr. Icahn acquired control and presently serves as Chairman of the Board of Bayswater Realty & Capital Corp., a real estate investment and development company. Mr. Icahn has served as Chairman of the Board and Director of Lowestfare.com since August 1998. Mr. Icahn has served as a Director of Global Travel Marketing, Inc., Lowestfare.com's wholly-owned marketing subsidiary, since June 1995. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a public company involved in genetic pharmaceutical research, since July 1993 and was Co-Chairman of the Board from May 1995 to May 1996. Mr. Icahn has been the Chairman of the Board and a Director of Stratosphere Corp., a public company which operates a hotel and casino in Las Vegas, Nevada, since October 1998. He has also served as a Director of Automated Travel Systems, Inc., a software development firm, since January 1999. Mr. Icahn also has substantial equity interests in and controls various entities which invest in publicly traded securities. Mr. Icahn holds a B.A. degree in Philosophy from Princeton University.

ROBERT J. MITCHELL, age 52, has been Senior Vice President-Finance of ACF Industries, Incorporated since March 1995 and was Treasurer of ACF Industries, Incorporated from December 1984 until March 1995. Mr. Mitchell has also served as President and Treasurer of ACF Industries Holdings Corp. since August 1993 and as Vice President, Liaison Officer of Icahn & Co., Inc. since November 1984. From 1987 until January 1993, Mr. Mitchell served as Treasurer of Trans World Airlines, Inc. Mr. Mitchell currently serves as a Director of Cadus Pharmaceutical Corporation, Stratosphere Corporation and National Energy Group, Inc., an oil & gas exploration and production company. He received his B.S. degree in Business Administration from St. Francis College.

FELIX PARDO, age 61, has been Chairman of Dyckerhoff Inc. since July 1998. Mr. Pardo served as President of Philip Services Corporation from March 1998 until November 1998. In addition, Mr Pardo served as President of Ruhr-American Coal Corp. from May 1992 until March 1998 and as Chairman of the Newalta Corporation from 1992 until March 1998. Mr. Pardo currently serves as a Director of Innovative Valve Technologies, Inc., Newalta Corporation, PANACO, Inc. and Philip Services Corporation.

JACK G. WASSERMAN, age 62, has worked as an attorney for the law firm of Wasserman Schneider and Babb, where he has served as a Senior Partner since 1996. Mr. Wasserman currently serves as a Director of Cadus Pharmaceutical Corporation, National Energy Group, Inc., an oil & gas exploration and production company and American Property Investors, Inc., the general partner of American Real Estate Partners, L.P.


                  WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE ELECTION OF ALL THE NOMINEES.

                  All transactions in securities of RJR Nabisco engaged in by any Nominee during the past two years, as well as current ownership of any such securities by any Nominee, are listed on Appendix I attached hereto. No Nominee owns any securities of RJR Nabisco of record but not beneficially. No Nominee owns beneficially any securities of any parent or subsidiary of RJR Nabisco. In addition, and except as stated herein, no Nominee or any of their associates has any agreement or understanding with respect to future employment by RJR Nabisco and no such person has any agreement or understanding with respect to any future transactions to which RJR Nabisco will or may be a party.

                  Except as described herein, no Nominee nor any of their associates (i) has engaged in or had a direct or indirect interest in any transaction or series of transactions since the beginning of RJR Nabisco's last fiscal year or in any currently proposed transaction, to which RJR Nabisco or any of its subsidiaries is a party, where the amount involved was in excess of $60,000, (ii) owns beneficially or of record any securities of RJR Nabisco,
(iii) borrowed any funds for the purpose of acquiring or holding any securities of RJR Nabisco or is presently, or has been within the past year, a party to any contract, arrangement or understanding, with any person with respect to securities of RJR Nabisco.

                            AGREEMENTS WITH NOMINEES

                  High River has entered into a letter agreement (the "Nominee Agreements") with each of the Nominees with respect to their service as nominees, to stand for election as Directors of RJR Nabisco at the Annual Meeting. The Nominee Agreements each provide, among other things, as follows:

* The nominee has acknowledged that he has agreed to become a member of the slate of nominees to stand for election as directors of the RJR Nabisco in connection with a proxy contest with management of the RJR Nabisco in respect of the election of directors of RJR Nabisco at the Annual Meeting.

*        High River has agreed to pay the costs of the proxy contest.

* The nominee has acknowledged that the Nominees will run for election on a platform which advocates the prompt spinoff of Nabisco to Stockholders of RJR Nabisco and that the Proxy Statement regarding the election of the Nominees will disclose such. The Nominee has acknowledged that he is in agreement with the platform and presently intends to take such action, acknowledging that he is not, and cannot be, bound to do so.

* High River has agreed to indemnify each nominee from and against any losses incurred by the nominee arising from any action relating to such nominee's role as a nominee, absent gross negligence or willful misconduct.



              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                  According to RJR Nabisco's Proxy Statement, RJR Nabisco is soliciting proxies with respect to three (3) proposals other than election of directors. Please refer to RJR Nabisco's Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are discussed below.

Item 2 -- Ratification of Appointment of Independent Auditors

                  At the Annual Meeting, the Stockholders will be asked to ratify the appointment of Deloitte & Touche LLP as RJR Nabisco's independent auditors for the year ending December 31, 1999. High River recommends a vote FOR this proposal.

Item 3 -- Stockholder Proposal on Tobacco Advertising and Youth

                  At the Annual Meeting, the Stockholders will be asked to vote on the following stockholder proposal: "RESOLVED, that shareholders request that Board to implement the following policy for our Company: that, before any promotional, marketing, and/or advertising campaign presently running continues or its inaugurated in the future, it must be submitted to independent and certifiable testing to insure that it is not equally or more appealing to the 14-to-18 age group then groups over 18." High River is not making any recommendation on this proposal.

Item 4 -- Stockholder Proposal on Smuggling

                  At the Annual Meeting, the Stockholders will be asked to vote on the following stockholder proposal: "RESOLVED: the shareholders request the Board to establish a committee of independent directors to investigate and determine the extent of our Company's involvement directly or indirectly in smuggling its cigarettes throughout the world and to make appropriate recommendations to ensure that our Company is not involved in any way in selling its cigarettes in ways that assist smuggling. The committee shall report its findings and recommendations to the shareholders prior to the 2000 annual meeting." High River is not making any recommendation on this proposal.

OTHER PROPOSALS

                  Except as set forth above, we are not aware of any proposals to be brought before the Annual Meeting. Should other proposals be brought before the Annual Meeting, the persons named on the BLUE proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of High River and/or the Nominees as determined by High River in its sole discretion, in which event such persons will vote on such proposals at their discretion.

VOTING ON OTHER MATTERS IN ITEMS 2-4

                  The accompanying BLUE proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on, each of Items 2-4 described above by marking the proper box on the BLUE proxy card. IF YOU HAVE SIGNED THE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD FOR ITEM 2, AND TO ABSTAIN FROM VOTING WITH RESPECT TO ITEMS 3 AND 4.


                                VOTING PROCEDURES

                  The presence of the holders of record of a majority of the outstanding shares of Common Stock and ESOP Preferred Stock, represented at the Annual Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("Broker Non-Votes"). The nine nominees receiving the highest vote total will be elected as Directors of the Company. Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election. All other matters to be voted on will be decided by a majority vote of the shares represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a Broker Non-Vote will have no effect on the vote.


                                PROXY PROCEDURES

                  IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY
CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                  The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Revocation of Proxies

                  Any proxy may be revoked at any time prior to the time a vote is taken by delivering to the secretary of RJR Nabisco a notice of revocation bearing a later date, by a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


                  Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Stockholder of record on the Record Date, you will retain your voting rights of the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after the Record Date.



                             SOLICITATION OF PROXIES

                  Solicitation of proxies shall be made by Mr. Icahn. No other director, officer or employee of High River or its affiliates will be soliciting proxies.

                  High River has retained Innisfree M&A Incorporated ("Innisfree") to conduct the solicitation, for which Innisfree is to receive a fee of approximately $250,000, plus reimbursement for its reasonable out-of-pocket expenses. High River has agreed to indemnify Innisfree against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to Innisfree pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.
 Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that Innisfree will employ approximately 100 persons to solicit Stockholders for the Annual Meeting.

                  Costs  related  to  the  solicitation  of  proxies,  including expenditures for attorneys, accountants, public relations and financial advisers, proxy solicitors, payments to nominees, advertising, printing, transportation and related expenses, will be borne by High River and Mr. Icahn. To date, such costs are approximately $__________ and are expected to be approximately $__________ in total. High River and Mr. Icahn intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that the Nominees are elected to the Board of Directors of RJR Nabisco, but do not intend to submit the issue of reimbursement to a vote of security holders.



                          CERTAIN INFORMATION REGARDING
                        ARRANGEMENTS/UNDERSTANDINGS WITH
                      RESPECT TO SECURITIES OF RJR NABISCO


                  Mr. Icahn, High River, Riverdale, Barberry, Meadow Walk, AREP, API, AREH and Beckton may be deemed to have an understanding with respect to securities of RJR Nabisco as they may be deemed to constitute a "group" for the purposes of Section 13(d) of the Act. As a consequence of being deemed a "group", such parties are required to and have made any required Schedule 13D filings as a group. Such Schedule 13D filings are publicly available.


                             ADDITIONAL INFORMATION

                  Certain information regarding the securities of RJR Nabisco held by RJR Nabisco's Directors, nominees, management and 5% Stockholders is contained in RJR Nabisco's Proxy Statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of RJR Nabisco must be received by RJR Nabisco for inclusion in RJR Nabisco's proxy statement and form of proxy for that meeting is also contained in RJR Nabisco's proxy statement and is incorporated herein by reference.

                  High River assumes no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, RJR Nabisco's proxy statement.

                         HIGH RIVER LIMITED PARTNERSHIP


Date: April __, 1999

                                   APPENDIX I

                   SUPPLEMENTAL NOMINEE AND OTHER INFORMATION

         Set forth below is (a) the name and business address of each of the participants and their associates in the solicitation made pursuant to this Proxy Statement, and (b) the dates, types and amounts of each participant's purchases and sales of the Company's debt and equity securities within the past two years. Except for High River and its affiliates, the only participants are the Nominees.


NAME AND                                    DATE                       NUMBER OF
BUSINESS                                    OF                         SECURITIES                CURRENT
ADDRESS                                     TRANSACTION                PURCHASED                 OWNERSHIP

Jerome Becker
c/o Stein, Davidoff & Malito                NONE
605 Third Avenue
34th Floor
New York, NY  10158

Harold First                                07/21/98                   5001                      5001
345 Park Avenue
35th Floor
New York, NY  10154

Seymour Fliegel                             NONE
Center for Educational Innovation
28 West 44th Street
New York, NY  10036

Russell Glass                               NONE
Icahn Associates Corp.
767 Fifth Avenue
47th Floor
New York, NY  10153

Marty Hirsch                                04/12/96                   1001                      1001
American Real Estate Partners, L.P.
767 Fifth Avenue
47th Floor
New York, NY  10153


Carl Icahn (see transactions of High River and Affiliates listed below)

                                                        16




c/o Icahn Associates Corp.
767 Fifth Avenue
47th Floor
New York, NY  10153

Robert Mitchell                             NONE
Icahn Associates Corp.
767 Fifth Avenue
47th Floor
New York, NY  10153

Felix Pardo                                 NONE
Dyckerhoff Inc.
313 Warren Street
Glen Falls, NY  12801

Jack Wasserman                              12/04/98                   1,3001
Wasserman, Schneider & Babb                 02/23/99                   300                       1,600
111 Broadway
New York, NY  10006


--------------------

1        Common Stock

                     Transactions Within the Past Two Years
                              in RJR Nabisco Voting
                    Securities by High River and Affiliates1

                                                                                        No. of Shares
         Name                                                 Date                      Purchased


         High River Limited Partnership                       12/9/98                   140,000


                                                              12/10/98                  763,500


                                                              12/11/98                  415,000


                                                              12/14/98                  585,400


                                                              12/15/98                  10,000


                                                              1/20/99                   591,500


                                                              1/20/99                   600,000


                                                              1/21/99                   200,000


                                                              1/21/99                   883,500


                                                              1/21/99                   700,000


                                                              1/22/99                   183,800


--------
1        All transactions represent purchases of Common Stock.

                                                        18




                                                              1/22/99                   183,800


                                                              1/25/99                   12,500


                                                              1/25/99                   12,500


                                                              1/26/99                   125,000


                                                              1/26/99                   125,000


                                                              1/27/99                   50,000


                                                              1/27/99                   700,000


                                                              2/3/99                    125,000


                                                              2/8/99                    325,000


                                                              2/9/99                    60,000


                                                              2/10/99                   500,000


                                                              2/11/99                   430,200


                                                              2/11/99                   191,400


                                                              2/12/99                   185,400


                                                              2/26/99                   219,000



                                                        19




         American Real Estate Holdings, L.P.                  10/12/98                  195,700


                                                              10/13/98                  235,000


                                                              10/14/98                  210,000


                                                              10/15/98                  40,000


                                                              10/16/98                  200,000


                                                              10/18/98                  35,000


                                                              10/20/98                  200,000


                                                              10/21/98                  50,000


                                                              10/22/98                  100,000


                                                              10/23/98                  55,500


                                                              10/26/98                  44,500


                                                              10/27/98                  100,000


                                                              10/28/98                  75,000


                                                              12/1/98                   148,400


                                                              12/2/98                   148,800



                                                        20




                                                              12/3/98                   350,000


                                                              12/4/98                   270,100


                                                              12/7/98                   245,000


                                                              12/8/98                   495,100


                                                              12/16/98                  637,000


                                                              12/17/98                  470,000


                                                              12/18/98                  500,000


                                                              12/21/98                  450,000


                                                              12/22/98                  40,000


                                                              1/19/99                   22,100


         Meadow Walk Limited Partnership                      1/27/99                   650,000


                                                              2/9/99                    100,000


                                                              3/1/99                    206,700


                                                              3/2/99                    300,000






                                    IMPORTANT


         1. If your shares are held in your own name, please mark, date and mail the enclosed BLUE proxy card to our Proxy Solicitor, Innisfree M&A Incorporated, in the postage-paid envelope provided.

         2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a BLUE proxy card to be signed representing your shares.

         3. If you have already submitted a proxy to RJR Nabisco for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominees by marking, signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to RJR Nabisco. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

                                                                     [COMMON]


                                   PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                         THIS PROXY IS SOLICITED BY HIGH
                            RIVER LIMITED PARTNERSHIP

                  The undersigned hereby, with respect to all shares of Common Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, constitutes and appoint each of Carl C. Icahn, Russell Glass and Robert Mitchell as his true and lawful agent and proxy, with full power of substitution in each, to represent the undersigned, in each case at the 1999 Annual Meeting of Stockholders of the Company to be held at The M.C. Benton, Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina, on Wednesday, May 12, 1999 at 9:00 a.m., and at any adjournments or postponements thereof, to vote such stock on all matters coming before said meeting as set forth below:

         Election of directors.  Nominees:

         Jerome Becker, Harold First, Seymour Fliegal, Russell Glass, Martin Hirsch, Carl Icahn, Robert Mitchell, Felix Pardo and Jack Wasserman

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKINGS ARE MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND TO ABSTAIN FROM VOTING ON PROPOSALS 3 AND 4. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES




                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

    HIGH RIVER RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR  PROPOSAL 2

1. Election of Directors (see reverse) For, except withheld from the following nominees:

         __________________________________________________________             FOR /  / WITHHELD /  /


2. Ratify the appointment of Deloitte and Touche LLP as independent auditor     FOR /  / AGAINST / / ABSTAIN/ /

3.       Stockholder proposal on tobacco advertising and youth..                FOR /  / AGAINST /  / ABSTAIN/  /

4.       Stockholder proposal on smuggling.                                     FOR /  / AGAINST /  / ABSTAIN /  /


         When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name of President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

                  --------------------------------------------------------------
                  Signature(s) of Stockholder(s)              Date


                  --------------------------------------------------------------
                  Title, if any

                                               [COMMON/.835 DEPOSITARY SHARES]


                                   PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                         THIS PROXY IS SOLICITED BY HIGH
                            RIVER LIMITED PARTNERSHIP

                  The undersigned hereby, with respect to all shares of Common Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, constitutes and appoint each of Carl C. Icahn, Russell Glass and Robert Mitchell as his true and lawful agent and proxy, with full power of substitution in each, to represent the undersigned, in each case at the 1999 Annual Meeting of Stockholders of the Company to be held at The M.C. Benton, Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina, on Wednesday, May 12, 1999 at 9:00 a.m., and at any adjournments or postponements thereof, to vote such stock on all matters coming before said meeting as set forth below:

         Election of directors.  Nominees:

         Jerome Becker, Harold First, Seymour Fliegal, Russell Glass, Martin Hirsch, Carl Icahn, Robert Mitchell, Felix Pardo and Jack Wasserman

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKINGS ARE MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND TO ABSTAIN FROM VOTING ON PROPOSALS 3 AND 4. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES




                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)



[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

    HIGH RIVER RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR  PROPOSAL 2

1. Election of Directors (see reverse) For, except withheld from the following nominees:

         __________________________________________________________             FOR /  / WITHHELD /  /


2. Ratify the appointment of Deloitte and Touche LLP as independent  auditor    FOR /  / AGAINST / / ABSTAIN/ /

3.       Stockholder proposal on tobacco advertising and youth..                FOR /  / AGAINST /  / ABSTAIN/  /

4.       Stockholder proposal on smuggling.                                     FOR /  / AGAINST /  / ABSTAIN /  /

         When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name of President or other authorized officer. If a partnership, please sign a partnership name by authorized person.


                  --------------------------------------------------------------
                  Signature(s) of Stockholder(s)              Date


                  --------------------------------------------------------------
                  Title, if any




                               IMPORTANT MESSAGE!

TO FORMER HOLDERS OF $.835 DEPOSITARY SHARES:

- You are entitled to vote at the RJR Nabisco Annual Meeting of Stockholders to be held on May 12, 1999

-   You may use the BLUE proxy card attached above to vote.  Please vote early!

-  If  you  have  any  questions   about  voting,   please  call  Innisfree  M&A
Incorporated.

- Each $.835 Depositary Share formerly owned by you has been converted into one-fifth of a share of RJR Nabisco Common Stock, after adjustment to reflect the April 1995 reverse stock split. The number of shares printed on the attached proxy card is the number of shares of RJR Nabisco Common Stock that you are entitled to receive upon exchange of your certificate(s) representing $.835 Depositary Shares.

    Thank you for acting promptly.

                         HIGH RIVER LIMITED PARTNERSHIP

                                                             [COMMON/BORDEN]


                                   PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                         THIS PROXY IS SOLICITED BY HIGH
                            RIVER LIMITED PARTNERSHIP

                  The undersigned hereby, with respect to all shares of Common Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, constitutes and appoint each of Carl C. Icahn, Russell Glass and Robert Mitchell as his true and lawful agent and proxy, with full power of substitution in each, to represent the undersigned, in each case at the 1999 Annual Meeting of Stockholders of the Company to be held at The M.C. Benton, Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina, on Wednesday, May 12, 1999 at 9:00 a.m., and at any adjournments or postponements thereof, to vote such stock on all matters coming before said meeting as set forth below:

         Election of directors.  Nominees:

         Jerome Becker, Harold First, Seymour Fliegal, Russell Glass, Martin Hirsch, Carl Icahn, Robert Mitchell, Felix Pardo and Jack Wasserman

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKINGS ARE MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND TO ABSTAIN FROM VOTING ON PROPOSALS 3 AND 4. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES




                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

    HIGH RIVER RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR  PROPOSAL 2

1. Election of Directors (see reverse) For, except withheld from the following nominees:

         __________________________________________________________             FOR /  / WITHHELD /  /


2. Ratify the appointment of Deloitte and Touche LLP as independent  auditor    FOR /  / AGAINST / / ABSTAIN/ /

3.       Stockholder proposal on tobacco advertising and youth..                FOR /  / AGAINST /  / ABSTAIN/  /

4.       Stockholder proposal on smuggling.                                     FOR /  / AGAINST /  / ABSTAIN /  /

         When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name of President or other authorized officer. If a partnership, please sign a partnership name by authorized person.


                  --------------------------------------------------------------
                  Signature(s) of Stockholder(s)              Date


                  --------------------------------------------------------------
                  Title, if any




                               IMPORTANT MESSAGE!

TO FORMER HOLDERS OF BORDEN, INC. COMMON STOCK:

- You are entitled to vote at the RJR Nabisco Annual Meeting of Stockholders to be held on May 12, 1999.

-   You may use the BLUE proxy card attached above to vote.  Please vote early!

-  If  you  have  any  questions   about  voting,   please  call  Innisfree  M&A
Incorporated.

- Each share of Borden common stock reflected in your account is exchangeable for .45829 of a share of RJR Nabisco Common Stock, after adjustment to reflect the April 1995 reverse stock split. The number of shares printed on the attached proxy card is the number of shares of RJR Nabisco Common Stock that you are entitled to receive upon exchange of your Borden, Inc. common stock.

Thank you for acting promptly.


                         HIGH RIVER LIMITED PARTNERSHIP

                       [COMMON/SERIES C DEPOSITARY SHARES]


                                   PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                         THIS PROXY IS SOLICITED BY HIGH
                            RIVER LIMITED PARTNERSHIP

                  The undersigned hereby, with respect to all shares of Common Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, constitutes and appoint each of Carl C. Icahn, Russell Glass and Robert Mitchell as his true and lawful agent and proxy, with full power of substitution in each, to represent the undersigned, in each case at the 1999 Annual Meeting of Stockholders of the Company to be held at The M.C. Benton, Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina, on Wednesday, May 12, 1999 at 9:00 a.m., and at any adjournments or postponements thereof, to vote such stock on all matters coming before said meeting as set forth below:

         Election of directors.  Nominees:

         Jerome Becker, Harold First, Seymour Fliegal, Russell Glass, Martin Hirsch, Carl Icahn, Robert Mitchell, Felix Pardo and Jack Wasserman

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKINGS ARE MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND TO ABSTAIN FROM VOTING ON PROPOSALS 3 AND 4. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES




                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

   HIGH RIVER RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR  PROPOSAL 2

1. Election of Directors (see reverse) For, except withheld from the following nominees:

         __________________________________________________________             FOR /  / WITHHELD /  /


2. Ratify the appointment of Deloitte and Touche LLP as independent  auditor    FOR /  / AGAINST / / ABSTAIN/ /

3.       Stockholder proposal on tobacco advertising and youth..                FOR /  / AGAINST /  / ABSTAIN/  /

4.       Stockholder proposal on smuggling.                                     FOR /  / AGAINST /  / ABSTAIN /  /

         When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name of President or other authorized officer. If a partnership, please sign a partnership name by authorized person.


                  --------------------------------------------------------------
                  Signature(s) of Stockholder(s)              Date


                  --------------------------------------------------------------

                  Title, if any

                               IMPORTANT MESSAGE!

TO FORMER HOLDERS OF SERIES C DEPOSITARY SHARES:

- You are entitled to vote at the RJR Nabisco Holdings Corp. Annual Meeting of Stockholders to be held on May 12, 1999.

-  You may use the proxy card attached above to vote.  Please vote early!

-  If  you  have  any  questions   about  voting,   please  call  Innisfree  M&A
Incorporated.

- Each Series C Depositary Share formerly owned by you has been converted into one-fifth of a share of RJR Nabisco Common Stock, after adjustment to reflect the Company's April 1995 reverse Common Stock split. The number of shares printed on the reverse side of this care is the number of shares of RJR Nabisco Common Stock that you are entitled to receive upon exchange of your certificate(s) representing Series C Depositary Shares.


Thank you for acting promptly

                         HIGH RIVER LIMITED PARTNERSHIP

                                                                 [ESOP]

PROXY CARD

                           RJR NABISCO HOLDINGS CORP.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                         THIS PROXY IS SOLICITED BY HIGH
                            RIVER LIMITED PARTNERSHIP

                  The undersigned hereby, with respect to all shares of ESOP Preferred Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, constitutes and appoint each of Carl C. Icahn, Russell Glass and Robert Mitchell as his true and lawful agent and proxy, with full power of substitution in each, to represent the undersigned, in each case at the 1999 Annual Meeting of Stockholders of the Company to be held at The M.C. Benton, Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina, on Wednesday, May 12, 1999 at 9:00 a.m., and at any adjournments or postponements thereof, to vote such stock on all matters coming before said meeting as set forth below:

         Election of directors.  Nominees:

         Jerome Becker, Harold First, Seymour Fliegal, Russell Glass, Martin Hirsch, Carl Icahn, Robert Mitchell, Felix Pardo and Jack Wasserman

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKINGS ARE MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND TO ABSTAIN FROM VOTING ON PROPOSALS 3 AND 4. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES




                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

   HIGH RIVER RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR  PROPOSAL 2

1. Election of Directors (see reverse) For, except withheld from the following nominees:

         __________________________________________________________             FOR /  / WITHHELD /  /


2. Ratify the appointment of Deloitte and Touche LLP as independent  auditor    FOR /  / AGAINST / / ABSTAIN/ /

3.       Stockholder proposal on tobacco advertising and youth..                FOR /  / AGAINST /  / ABSTAIN/  /

4.       Stockholder proposal on smuggling.                                     FOR /  / AGAINST /  / ABSTAIN /  /

         When shares are held by joint tenants,  both should sign.  When signing
         as  attorney-in-fact,   executor,  administrator,   trustee,  guardian,
         corporate  officer or  partner,  please  give full title as such.  If a corporation,  please  sign in  corporate  name of  President  or  other authorized officer. If a partnership, please sign a partnership name by authorized person.


                  --------------------------------------------------------------
                  Signature(s) of Stockholder(s)              Date


                  --------------------------------------------------------------

                  Title, if any